UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2009

United Security Bancshares, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-14549	63-0843362
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (334) 636-5424

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Appointment of Andrew C. Bearden, Jr. and John Lee McPhearson to the Board of Directors

On July 23, 2009, the Board of Directors (the “Board”) of United Security Bancshares, Inc. (the “Company”), in accordance with the Company’s Certificate of Incorporation and Amended and Restated Bylaws and upon the recommendation of the Board’s Nominating, Executive and Corporate Governance Committee, voted unanimously to increase the size of the Board from twelve (12) to fourteen (14) directors and to elect Andrew C. Bearden, Jr. and John Lee McPhearson to fill the vacancies created by the increase in size of the Board, effective as of July 23, 2009. The Board appointed Mr. Bearden to serve on the Audit Committee of the Board. Mr. Bearden and Mr. McPhearson will also serve on the Board of Directors of First United Security Bank, a wholly-owned subsidiary of the Company (the “Bank”). The Board of Directors of the Bank appointed Mr. Bearden to serve on the Asset Liability Committee of the Bank and Mr. McPhearson to serve on the Directors’ Loan Committee of the Bank.

Mr. Bearden has extensive prior experience in the banking industry, serving Peoples BancTrust Co., Inc. in Selma, Alabama as Chief Financial Officer, Executive Vice President from January 1997 to January 2007 and Chief Operating Officer, Executive Vice President from January 2007 to October 2007. Mr. Bearden also served as an officer of BankTrust in Mobile, Alabama as Chief Operating Officer, Executive Vice President from October 2007 to February 2009. Since February 2009, Mr. Bearden has practiced as a Certified Public Accountant at Andrew C. Bearden, Jr. CPA in Thomasville, Alabama.

Mr. McPhearson is an attorney, currently practicing in Butler, Alabama. Mr. McPhearson also serves as County Attorney for Choctaw County, Alabama. From 1995 to 2002, Mr. McPhearson served as Circuit Judge for the First Judicial Circuit of the State of Alabama and previously served from 1981 to 1987 as District Attorney for the First Judicial Circuit. Mr. McPhearson is actively involved in timber and real estate enterprises.

Mr. Bearden, Mr. McPhearson and certain of their respective family members have had banking-related transactions with the Bank in the ordinary course of business since the beginning of 2008. All loans and commitments between the Bank and such persons were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, for comparable transactions with unrelated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. Additional transactions between the Bank and such persons may take place in the ordinary course of business.

The Board has affirmatively determined that both Mr. Bearden and Mr. McPhearson are independent under Nasdaq listing standards and are otherwise qualified to serve on the Board and the committees to which they have been appointed. Mr. Bearden and Mr. McPhearson will receive the compensation described in the section titled “Director Compensation – Fees” included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2009	UNITED SECURITY BANCSHARES, INC.

	By:	/s/ Larry M. Sellers
	Name:	Larry M. Sellers
Secretary